UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2025

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Avanos Medical, Inc. (the “Company”) is filing an amendment to its Current Report on Form 8-K (the “Initial Report”) filed with the Securities and Exchange Commission on October 23, 2025 for the sole purpose of disclosing that the final Severance and Separation Agreement relating to the termination of Mojirade James’s employment with the Company provides that all 16,300 time-based restricted stock units granted to Ms. James on April 22, 2025 vested in full on December 1, 2025. Except as otherwise provided herein, the disclosures made in the Initial Report remain unchanged.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 21, 2025, the Company eliminated the positions of Chief Commercial Officer and General Counsel, effective December 1, 2025, in connection with a broader organizational restructuring of the Company. The Company notified Kerr Holbrook, the Company’s Senior Vice President and Chief Commercial Officer, and Mojirade James, the Company’s Senior Vice President, General Counsel and Secretary, of the termination of their employment with the Company effective December 1, 2025 as a result of the elimination of their positions. The responsibilities previously associated with their roles will be allocated among other Company employees.
The terminations of each of Mr. Holbrook and Ms. James constitute a qualifying termination under the terms of the Company’s existing Severance Pay Plan, as amended and restated (the “Severance Pay Plan”). Pursuant to the Severance Pay Plan, the Company will pay Mr. Holbrook a severance payment of $1,535,417 and Ms. James a severance payment of $1,425,665. The Company will also pay 100% of Mr. Holbrook’s and Ms. James’s monthly COBRA premiums for a period of twelve months. The Compensation Committee has also approved the treatment of all of Mr. Holbrook’s and Ms. James’s unvested awards granted under the Company’s 2021 Long-Term Incentive Plan, as amended, as if they had retired. Accordingly, all of Mr. Holbrook’s and Ms. James’s time-based restricted stock units vested pro rata on December 1, 2025, based on the number of days during the restricted period prior to termination of employment, and their performance-based restricted stock units will vest at the end of the relevant performance period based on the Company’s actual performance against the relevant performance goals. Notwithstanding the foregoing, all 16,300 time-based restricted stock units granted to Ms. James on April 22, 2025 vested in full on December 1, 2025. In addition, Mr. Holbrook’s and Ms. James’s stock options will remain exercisable for five years following the termination of their employment (or until their normal expiration date, if earlier). Further, the Compensation Committee approved payment to Mr. Holbrook and Ms. James of their prorated bonuses for 2025, which will assume achievement of the relevant performance goals at target. The above-described payments and benefits to each of Mr. Holbrook and Ms. James are conditioned upon: (i) the execution by such executive of a separation agreement that is consistent with the above-described terms; (ii) the execution and non-revocation of a general release of claims against the Company for such executive’s employment period; and (iii) such executive’s continued compliance with the terms of his or her Confidentiality, Non-Solicitation and Assignment of Business Ideas Agreement with the Company.

Item 9.01    Financial Statements and Exhibits
(d)Exhibits.
    The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	December 5, 2025	By:	/s/ John J. Hurley
John J. Hurley Controller